As filed with the Securities and Exchange Commission on March 18, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________________

Alkami Technology, Inc.
(Exact name of Registrant as specified in its charter)
_______________________

Delaware		45-3060776
State or Other Jurisdiction of Incorporation or Organization		I.R.S. Employer Identification No.

5601 Granite Parkway,	Suite 120
Plano,	TX	75204
Address of Principal Executive Offices		Zip Code
_______________________
2021 Incentive Award Plan
2021 Employee Stock Purchase Plan
(Full Title of the Plan)
_______________________
Alex Shootman
Chief Executive Officer
Alkami Technology, Inc.
5601 Granite Parkway, Suite 120
Plano, Texas 75024
(877) 725-5264
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_______________________
Copies to:
Tad J. Freese
Joel H. Trotter
Kathleen M. Wells
Latham & Watkins LLP
555 Eleventh Street, NW
Washington, DC 20004
Telephone: (202) 637-2200
Facsimile: (202) 637-2201

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Smaller reporting company	☐
Accelerated filer	☐	Emerging growth company	☒
Non-accelerated filer	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act  ☐

EXPLANATORY NOTE

The Registrant is filing this Registration Statement for the purpose of registering:

•an additional 4,497,732 shares of common stock to be issued pursuant to the 2021 Plan (resulting from an automatic annual increase as of January 1, 2022 pursuant to the “evergreen” provision of the 2021 Plan); and

•an additional 199,528 shares of common stock to be issued pursuant to the 2021 Plan that were previously authorized for issuance but were not included on the Prior Registration Statement (as defined below); and

•an additional 500,000 shares of common stock to be issued pursuant to the ESPP (resulting from an automatic annual increase as of January 1, 2022 pursuant to the “evergreen” provision of the ESPP).

These shares being registered pursuant to this Registration Statement are the same class as other securities for which the following registration statement (the “Prior Registration Statement”) relating to the 2021 Plan and the ESPP was filed with the Securities and Exchange Commission (the “SEC”): April 16, 2021 (File No. 333-255300).

In accordance with General Instruction E of Form S-8, the contents of the Prior Registration Statement is incorporated herein by reference and made part of this Registration Statement, except as amended hereby.
PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this registration statement, Alkami Technology, Inc. is sometimes referred to as “Registrant,” “we,” “us” or “our.”

Item 3. Incorporation of Documents by Reference.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this registration statement the following documents previously filed with the SEC:

    (a) the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February
25, 2022 (the “2021 Annual Report”);

    (b) the Registrant’s Current Report on Form 8-K filed with the SEC on February 23, 2022; and

    (c) the description of the Registrant’s common stock contained in Exhibit 4.10 to the 2021 Annual Report, including any amendments or reports filed for the purpose of updating such description.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, that is not deemed filed under such provisions. For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances will any information filed under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits.

EXHIBIT INDEX
		Incorporated by Reference
Exhibit	Description	Form	Exhibit	Filing Date	Filed Herewith
3.1	Amended and Restated Certificate of Incorporation of Alkami Technology, Inc.	8-K	3.1	4/16/2021
3.2	Amended and Restated Bylaws of Alkami Technology, Inc.	8-K	3.2	4/16/2021
4.1	Form of Specimen Stock Certificate evidencing the shares of common stock.	S-1	4.1	3/10/2021
4.2	Fourth Amended and Restated Investors’ Rights Agreement, by and among Alkami Technology, Inc. and the investors listed therein, dated as of September 24, 2020.	S-1	4.2	3/10/2021
4.3	Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934	10-K	4.10	2/25/2022
5.1	Opinion of Latham & Watkins LLP				X
10.1	Alkami Technology, Inc. 2021 Incentive Award Plan.	S-1	10.16	3/10/2021
10.2	Form of Stock Option Grant Notice and Stock Option Agreement under the 2021 Incentive Award Plan.	S-1	10.17	3/10/2021
10.3	Form of Restricted Stock Award Grant Notice and Restricted Stock Award Agreement under the 2021 Incentive Award Plan.	S-1	10.18	3/10/2021
10.4	Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement under the 2021 Incentive Award Plan.	S-1	10.19	3/10/2021
10.5	Alkami Technology, Inc. Employee Stock Purchase Plan.	S-1	10.20	3/10/2021
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)				X
23.2	Consent of Independent Registered Public Accounting Firm				X
24.1	Power of Attorney. Reference is made to the signature page to the Registration Statement.				X
107.1	Calculation of Filing Fee Table				X

# Indicates a management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on this 18th day of March, 2022.

ALKAMI TECHNOLOGY, INC.
(Registrant)

By:	/s/ Alex Shootman
Alex Shootman
Chief Executive Officer
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints W. Bryan Hill and Doug Linebarger, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this report, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Alex Shootman	Chief Executive Officer and Director (Principal Executive Officer)	March 18, 2022
Alex Shootman

/s/ W. Bryan Hill	Chief Financial Officer (Principal Financial Officer)	March 18, 2022
W. Bryan Hill

/s/ Kristy Ramundi	Chief Accounting Officer (Principal Accounting Officer)	March 18, 2022
Kristy Ramundi

/s/ Brian R. Smith	Director and Chairperson	March 18, 2022
Brian R. Smith

/s/ Todd Clark	Director	March 18, 2022
Todd Clark

/s/ Michael Hansen	Director	March 18, 2022
Michael Hansen

/s/ Charles Kane	Director	March 18, 2022
Charles Kane

/s/ Gene Lockhart	Director	March 18, 2022
Gene Lockhart

/s/ Steve Mitchell	Director	March 18, 2022
Steve Mitchell

/s/ Gary Nelson	Director	March 18, 2022
Gary Nelson

/s/ Raph Osnoss	Director	March 18, 2022
Raph Osnoss

/s/ Merline Saintil	Director	March 18, 2022
Merline Saintil

/s/ Barbara Yastine	Director	March 18, 2022
Barbara Yastine